Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF VALIDATION OF "XTI AIRCRAFT COMPANY", FILED IN THIS OFFICE ON THE TENTH DAY OF NOVEMBER, A.D. 2015, AT 12:19 O`CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS.

Jeffrey W. Bullock, Secretary of State

4736104 8100
SR# 20151065601

Authentication: 10544711
Date: 12-04-15

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:19 PM 11/10/2015
FILED 12:19 PM 11/10/2015
SR 20151065601 - File Number 4736104

CERTIFICATE OF VALIDATION OF CERTIFICATE OF INCORPORATION OF XTI AIRCRAFT COMPANY PURSUANT TO SECTION 204 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

XTI Aircraft Company, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), certifies as follows:

A. On October 22, 2015, the board of directors and the stockholders of the Corporation adopted the resolution attached hereto as Exhibit A (the "Resolution"), acting by written consent in lieu of a meeting in accordance with Section 228 of the General Corporation Law of the State of Delaware (the "DGCL"). The Resolution was duly adopted by the board of directors and stockholders of the Corporation in accordance with the provisions of Section 204 of the DGCL.

B. No certificate with respect to the defective corporate act (as defined Section 204(h) of the DGCL) set forth in the Resolution was previously filed with the Delaware Secretary of State.

C. The Resolution was adopted by the Board and by the stockholders for the purpose of correcting and ratifying a defective corporate act (as defined in Section 204 of the DGCL) of the Corporation. The defective corporate act was the issuance of shares of Common Stock by the Corporation in excess of the number of shares the Corporation had the power to issue under the DGCL at the times of such issuance. This Certificate of Validation, together with the Certificate of Amendment filed simultaneously herewith, is further being filed by the Corporation in order to correct and ratify such defective corporate act in accordance with the provisions of Section 204 of the DGCL. Upon the filing of this Certificate of Validation, the Putative Shares (as defined in the Resolution) shall be considered valid stock (as defined in Section 204 of the DGCL).

D. The amendment to the Certificate of Incorporation of the Corporation set forth in the Certificate of Amendment was duly adopted in accordance with Section 242 of the DGCL, and such amendment was intended to be effective on December 31, 2014.

E. Set forth below are the provisions of the Certificate of Amendment as would have been required to be filed with respect to the defective corporate act set forth in the Resolution.

> FIRST: That the Board of Directors of the Corporation, pursuant to authority granted to it under ARTICLE IX of the Corporation's Certificate of Incorporation (the "Certificate of Incorporation") adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of the Corporation:

RESOLVED, that the Certificate of Incorporation of XTI Aircraft Company be amended by changing the ARTICLE IV thereof so that, as amended, said ARTICLE IV shall be and read as follows:

ARTICLE IV

The Company is authorized to issue one class of shares to be designated Common Stock. The total number of shares of Common Stock the Company has authority to issue is 100,000,000 with a par value of $0.001 per share.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Validation to be executed by its duly authorized officer this 22nd day of October, 2015.

XTI AIRCRAFT COMPANY

By: [signature]
Name: David E. Brody
Title: President

Exhibit A

UNANIMOUS WRITTEN CONSENT
IN LIEU OF A MEETING OF
THE BOARD OF DIRECTORS
AND
STOCKHOLDERS
OF
XTI AIRCRAFT COMPANY

As of October 22, 2015

The undersigned, constituting all of the members of the Board of Directors (the "Board") of XTI Aircraft Company, a Delaware corporation (the "Corporation") and all the stockholders of the Corporation, hereby waive notice and give their consent and authorization in accordance with Section 141(f) of the General Corporation Law of the State of Delaware (the "DGCL") to the adoption of the following resolutions, and the same are hereby adopted as of the date set forth above:

WHEREAS, on December 30, 2014, the Board adopted resolutions approving an increase to the number of authorized shares of common stock from 100,000 to 100,000,000 shares with par value of $0.001 per share; and

WHEREAS, 35,769,565 shares of Common Stock were issued on January 1, 2015 (the "Putative Shares" as defined by Section 204(h)(4) of the DGCL);

WHEREAS, the Corporation neglected to file the Certificate of Amendment with the Secretary of State of the State of Delaware to increase the number of authorized shares of common stock as required by Section 242 of the DGCL (the "Defective Corporate Act" as defined in Section 204 of the DGCL);

WHEREAS, the Certificate of Amendment to the Certificate increasing the number of authorized shares of Common Stock of the Corporation adopted pursuant to the December 30, 2014 resolutions will be filed simultaneously with the Certificate of Validation;

WHEREAS, accordingly, the purported issuances of the Putative Shares particularized above constituted a defective corporate act as defined in Section 204 of the DGCL in that the Putative Shares were issued in excess of the number of shares the Corporation had the power to issue under the DGCL at the time of such issuances (the "Defective Corporate Act");

NOW, THEREFORE, IT IS HEREBY

RESOLVED, that the increase in capital be and hereby is ratified and confirmed in all respects; and

FURTHER RESOLVED, that the issuance of the 35,869,565 shares of Common Stock on January 1, 2015 be and hereby is ratified and confirmed in all respects, and such shares are validly issued, fully paid and non-assessable, and the consideration received therefor is deemed adequate; and

FURTHER RESOLVED, that the Defective Corporate Act and the purported issuances of the Putative Shares, and all actions previously taken by and on behalf of the Corporation in relation thereto, be and hereby are, ratified by the Board; and

FURTHER RESOLVED, that the filing of a Certificate of Amendment with the Delaware Secretary of State is authorized and approved; and

FURTHER RESOLVED, that the filing of a Certificate of Validation with the Delaware Secretary of State is authorized and approved.

The Secretary of the Corporation is instructed to file this instrument with the minutes of the proceedings of the Board. The actions taken by this instrument shall be of the same force and effect as if taken at a meeting of the Board, duly called and held pursuant to the laws of the State of Delaware. This instrument may be executed in counterparts, which may be delivered by any standard electronic means, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned, constituting all of the members of the Board of Directors of XTI Aircraft Company, and all the stockholders of the Corporation, both holders of putative stock and stockholders of record at the time of the defective corporate act, have signed this written consent to action to be effective as of the date indicated above.

DIRECTORS:

David E. Brody

Jeff Pino JEFFREY P PINO

Dennis Olcott

Charles B. Johnson

SOLE STOCKHOLDER OF RECORD AT TIME OF DEFECTIVE ACT:

David E. Brody

HOLDERS OF PUTATIVE STOCK:

David E. Brody

Jeff Pino JEFFREY P PINO

Dennis Olcott

Charles B. Johnson

Andrew Woglom

Amelia R. Earhart

Emanuel N. Anton

Dong Tran

Paul Hilton

IN WITNESS WHEREOF, the undersigned, constituting all of the members of the Board of Directors of XTI Aircraft Company, and all the stockholders of the Corporation, both holders of putative stock and stockholders of record at the time of the defective corporate act, have signed this written consent to action to be effective as of the date indicated above.

DIRECTORS:

David E. Brody

Jeff Pino

Dennis Olcott

Charles B. Johnson

SOLE STOCKHOLDER OF RECORD AT TIME OF DEFECTIVE ACT:

David E. Brody

HOLDERS OF PUTATIVE STOCK:

David E. Brody

Jeff Pino

Dennis Olcott

Charles B. Johnson

Andrew Woglom

Amelia R. Earhart

Emanuel N. Anton

Dong Tran

Paul Hilton

IN WITNESS WHEREOF, the undersigned, constituting all of the members of the Board of Directors of XTI Aircraft Company, and all the stockholders of the Corporation, both holders of putative stock and stockholders of record at the time of the defective corporate act, have signed this written consent to action to be effective as of the date indicated above.

DIRECTORS:

____
David E. Brody

____
Jeff Pino JEFFREY P PINO

____
Dennis Olcott

____
Charles B. Johnson

SOLE STOCKHOLDER OF RECORD AT TIME OF DEFECTIVE ACT:

____
David E. Brody

HOLDERS OF PUTATIVE STOCK:

____
David E. Brody

____
Jeff Pino JEFFREY P PINO

____
Dennis Olcott

____
Charles B. Johnson

____
Andrew Woglom

____
Amelia R. Earhart

____
Emanuel N. Anton

____
Dong Tran

____
Paul Hilton

IN WITNESS WHEREOF, the undersigned, constituting all of the members of the Board of Directors of XTI Aircraft Company, and all the stockholders of the Corporation, both holders of putative stock and stockholders of record at the time of the defective corporate act, have signed this written consent to action to be effective as of the date indicated above.

DIRECTORS:

____
David E. Brody

____
Jeff Pino JEFFREY P PINO

____
Dennis Olcott

____
Charles B. Johnson

SOLE STOCKHOLDER OF RECORD AT TIME OF DEFECTIVE ACT:

____
David E. Brody

HOLDERS OF PUTATIVE STOCK:

____
David E. Brody

____
Jeff Pino JEFFREY P PINO

____
Dennis Olcott

____
Charles B. Johnson

____
Andrew Woglom

____
Amelia R. Earhart

____
Emanuel N. Anton

____
Dong Tran

____
Paul Hilton

IN WITNESS WHEREOF, the undersigned, constituting all of the members of the Board of Directors of XTI Aircraft Company, and all the stockholders of the Corporation, both holders of putative stock and stockholders of record at the time of the defective corporate act, have signed this written consent to action to be effective as of the date indicated above.

DIRECTORS:

____
David E. Brody

____
Jeff Pino JEFFREY P PINO

____
Dennis Olcott

____
Charles B. Johnson

SOLE STOCKHOLDER OF RECORD AT TIME OF DEFECTIVE ACT:

____
David E. Brody

HOLDERS OF PUTATIVE STOCK:

____
David E. Brody

____
Jeff Pino JEFFREY P PINO

____
Dennis Olcott

____
Charles B. Johnson

____
Andrew Woglom

____
Amelia R. Earhart

____
Emanuel N. Anton

____
Dong Tran

____
Paul Hilton

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION

XTI Aircraft Company, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its sole stockholder, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

RESOLVED, that the Certificate of Incorporation of XTI Aircraft Company be amended by changing the Article IV thereof so that, as amended, said Article shall be and read as follows:

ARTICLE IV

This Company is authorized to issue one class of shares to be designated Common Stock. The total number of shares of Common Stock of Company has authority to issue 100,000,000 with par value of $0.001 per share.

SECOND: That in lieu of a meeting and vote of the stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said XTI Aircraft Company has caused this Certificate to be signed by David E. Brody, its President, this 22nd day of October, 2015.

XTI AIRCRAFT COMPANY

BY: [signature]
David E. Brody, President